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                                                                  Exhibit 99.2

                Written Statement of the Chief Financial Officer

         Pursuant to 18 U.S.C. Section 1350, I, the undersigned Chief Financial Officer of Genzyme Corporation (the "Company"), hereby certify that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Michael S. Wyzga
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Michael S. Wyzga
Chief Financial Officer
August 14, 2002